Exhibit 10.23
ACCESSION AND AMENDMENT AGREEMENT
Dated January 31, 2006
     Reference is made to the Amended and Restated Credit Agreement, dated as of July 27, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duquesne Light Holdings, Inc. (the “Borrower”), the Lenders named therein, Union Bank of California, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as Syndication Agent, and Wachovia Bank, National Association and Citibank, N.A., as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to Section 2.01(d) of the Credit Agreement, KeyBank National Association (the “New Lender”) has committed to make loans (“Loans”) to the Borrower in accordance with the terms and conditions of the Credit Agreement, which Loans are evidenced by a promissory note (the “Note”) issued by the Borrowers to the New Lender and dated the date hereof, and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit.
     The New Lender and the Administrative Agent agree as follows:
     1. The New Lender agrees, on the terms and conditions set forth in the Credit Agreement, to make Loans to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) during the period from the date hereof until the Revolving Credit Termination Date (subject to Section 2.01(b) of the Credit Agreement), in an aggregate outstanding amount not to exceed on any day the New Lender’s Commitment set forth opposite its signature below.
     2. On the date hereof (the “Effective Date”), the New Lender shall pay to the Administrative Agent, in same day funds, at such address and account as the Administrative Agent shall advise the New Lender, $2,400,000.00, which amount shall be used to purchase by assignment from the existing Lenders such portion of the Loans owing to them such that, after giving effect to all such purchases and assignments, the New Lender will share such Loans ratably with each of them (based upon the New Lender’s Percentage). From and after the Effective Date, the New Lender shall be a party to the Credit Agreement, entitled to all rights, powers and privileges, and subject to all obligations, of a Lender thereunder, including without limitation (i) the right to receive all payments made by the Borrower in respect of the Loans made by the New Lender, whether on account of principal, interest, fees, indemnities in respect of claims arising after the date hereof, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Administrative Agent under the Credit Agreement according to its Percentage, (iii) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (iv) the right to receive notices, requests, demands and other communications.
     3. The New Lender (i) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 7.01(f) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) confirms that it satisfies the requirements of an Eligible Assignee, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (vi) represents and warrants to the Administrative Agent that it has duly executed and delivered this Agreement and that the execution, delivery and performance by the New Lender of this Agreement have been duly authorized by all necessary action (corporate or otherwise).
     4. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Accession and Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Commitment

$10,000,000.00		KEYBANK NATIONAL ASSOCIATION

	By:	/s/Sherrie I. Manson
Name: Sherrie I. Manson
Title: Vice President

Domestic Lending Office:

Mailcode: OH-01-27-0623
127 Public Square
Cleveland Ohio 44114

Eurodollar Lending Office:

Mailcode: OH-01-27-0623
127 Public Square
Cleveland Ohio 44114

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

	By:	/s/Dennis G. Blank
Name: Dennis G. Blank
Title: Vice President
AGREED and ACCEPTED
as of the date first above
written:

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/William F. Fields
Name: William F. Fields
Title: VP & Treasurer

3